UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2009

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive Suite 400 Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754 3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01  Other Events

On August 25, 2009, Camelot Entertainment Group, Inc. (the “Company”) entered into a non-binding Letter of Intent to acquire all of the outstanding stock of a post-production film studio located in the United States (the “Target Studio”).  Pursuant to the Letter of Intent, the Company has negotiated a total purchase price of $8,749,155 to be paid as follows: (i) $4,287,086 in cash, and (ii) $4,462,069 in the Company’s preferred stock.  Furthermore, the Company has agreed to provide warrants to purchase up to $1,000,000 of the Company’s common stock, at a purchase price equal to the 90 day average bid price of the Company’s common stock immediately following the closing of a definitive agreement.  In addition, there is a provision for the current executives of the Target Studio to receive an employment agreement and remain with the Target Studio for a minimum of five years.  Lastly, the Company agreed to enter into a profit sharing plan with the executives of the Target Studio.  There can be no assurances that this transaction will be consummated under these terms or at all.  There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to the Letter of Intent.

On August 29, 2009, the Company entered into a non-binding Letter of Intent to acquire all of the outstanding stock of a film and television distribution company located in the United Kingdom (the “Target Distribution Company”).  Pursuant to the Letter of Intent, the Company has negotiated a total purchase price of $8,500,000 to be paid as follows: (i) $4,165,000 in cash, and (ii) $4,335,000 in a class of the Company’s preferred stock, which shall receive a fixed annual dividend of 8%.  Furthermore, the Company has agreed to provide warrants to purchase up to $1,000,000 of the Company’s common stock, at a purchase price equal to the 90 day average bid price of the Company’s common stock immediately following the closing of a definitive agreement.  In addition, there is a provision for the current executives of the Target Distribution Company to receive an employment agreement and remain with the Target Distribution Company for a minimum of five years.  Further, the Company agreed to enter into a profit sharing plan with the executives of the Target Distribution Company.  Lastly, in part due to the required valuation of the Target Distribution Company’s film library, the Company agreed to provide a non-refundable deposit of £30,000 for legal and accounting costs upon execution of a definitive agreement, which shall be credited toward the total purchase price. There can be no assurances that this transaction will be consummated under these terms or at all.  There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to the Letter of Intent.

On September 27, 2009, the Company entered into a non-binding Letter of Intent to acquire the film library of an entertainment company located in the United States (the “Library”).  Pursuant to the Letter of Intent, the Company has agreed to negotiate a total purchase price to be paid as follows: (i) 49% in cash, and (ii) 51% in class of the Company’s convertible preferred stock, which shall receive a fixed annual dividend of 8%.  Furthermore, the Company has agreed to provide warrants to purchase up to $500,000 of the Company’s common stock, at a purchase price equal to the 90 day average bid price of the Company’s common stock immediately following the closing of a definitive agreement.  Lastly, in part due to the required valuation of the Library, the Company agreed to provide a non-refundable deposit of $30,000 for legal and accounting costs upon execution of a definitive agreement, which shall be credited toward the total purchase price.  There can be no assurances that this transaction will be consummated under these terms or at all.  There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to the Letter of Intent.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: October 5, 2009	By:	/s/ Robert P. Atwell
Robert P. Atwell
President